Exhibit 4.3

                 FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE


      THIS FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE (this "First Amendment"), is made the 13th day of January, 2006, by and between Biophan
Technologies, Inc., a corporation organized under the laws of the State of Nevada, with its principal offices at 150 Lucius Gordon Drive, Suite 215, West Henrietta, New York 14586 (the "Debtor"), and Biomed Solutions, LLC, a limited liability company organized under the laws of the State of New York, with its principal offices at 150 Lucius Gordon Drive, Suite 215, West Henrietta, New York 14586 (the "Creditor").

                                    RECITALS:

      WHEREAS, Debtor executed a certain Convertible Promissory Note (the "Note"), dated May 27, 2005 in favor of Creditor; and

      WHEREAS, Debtor and Creditor desire to amend the Note as hereinafter provided;

                                   AGREEMENT:

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Debtor and Creditor hereby agree as follows:

      1. Section 1 of the Note is deleted in its entirety and replaced with the following:

            "1. Repayment. The entire amount of principal and interest due under this Note shall be payable within fifteen (15) business days after demand therefor, which demand may be made at any time on or after August 31, 2006. Debtor may prepay all or any part of this Note at any time without premium or penalty, provided that Debtor has provided fifteen (15) days' prior written notice (the "Notice Period") of its intent to prepay and Creditor has not elected to convert all or part of the outstanding obligation prior to the expiration of the Notice Period."

      2. From and after the date of this First Amendment, all references to the Note shall mean the Note, as amended hereby.

      3. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, including matters of construction, validity and performance, without giving effect to principles of conflicts of law.

      4. Except as amended hereby, the Note remains unmodified and in full force and effect.


                           [Signature Page to Follow]


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      IN WITNESS WHEREOF,  the undersigned have executed this First Amendment as of the date first above written.



                                DEBTOR:

                                BIOPHAN TECHNOLOGIES, INC.


                                By:    /s/ Guenter Jaensch
                                       ---------------------------------
                                Name:  Guenter Jaensch
                                       ---------------------------------
                                Title: Chairman of the Board
                                       ---------------------------------


                                CREDITOR:

                                BIOMED SOLUTIONS, LLC


                                By:    /s/ Michael Weiner
                                       ---------------------------------
                                Name:  Michael Weiner
                                       ---------------------------------
                                Title: CEO
                                       ---------------------------------